Exhibit 10.2

     THIS AMENDMENT (this "AMENDMENT") is made as of the 28th day of December, 2008 (the "Effective Date"), by and between Domark International, Inc. a Nevada Corporation, NASDAQ OTC BB or assign ("PURCHASER"), and Emerging Growth Advisors, LLC., a Florida corporation ("SELLER"). The Purchaser and Seller will jointly be referred to as the "PARTIES."

     WHEREAS, the Parties wish to amend that certain Asset Purchase Agreement, dated November 6, 2008, by and between the Parties (the "ASSET PURCHASE AGREEMENT").

     THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto and their respective heirs, executors, administrators, successors and assigns agree as follows:

     Section 2.2 It is hereby agree by the Parties, that the Asset Purchase Agreement be modified to include the following:

     The Seller has waived the following requirement: "the completion by the Purchaser of a minimum capital raise of $250,000 to close simultaneously with the closing of this transaction "

     2. The Parties agree and acknowledge that all terms and conditions of the Asset Purchase Agreement not modified herein remain in full force and effect.

     3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

Purchaser: Domark International, Inc.      Seller: Emerging Growth Advisors, LLC


/s/ R. Thomas Kidd                         /s/ Timothy Glynn,
-------------------------------------      -------------------------------------
Signature                                  Signature
R. Thomas Kidd, CEO                        Timothy Glynn, Managing Member